UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 10, 2002

WESTSPHERE ASSET CORPORTION INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32051 (Commission File Number)	98-0233968 (IRS Employer Identification Number No.)

 1528 9th Avenue, S.E., Calgary, Alberta T2G 0T7
(Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (403) 290-0264

________________________________________________________________________

________________________________________________________________________
(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

Not Applicable

ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

Douglas N. Mac Donald, President and CEO of Westsphere Asset Corporation, Inc. (the "Company"), issued the following statement today regarding the Company's preliminary result of its review of the trading activity in its common stock as announced March 19, 2002.

"Regrettably, for the Company and all of the shareholders of Westsphere, the major issue since our last Shareholders Meeting in September 2001 has been defined by the volatility of the trading price of Westsphere Asset Corporation, Inc. shares on the OTC Bulletin Board.

From the commencement of trading under the symbol 'WSHA' on July 22, 2001, both the shareholders and the Company have experienced trading prices originating from $0.01 per share to highs of $1.29 on October 22, 2001 at which time the price moved downward to $0.10 on January 10, 2002.

A review of the market activity revealed wrongheaded decision making and market strategy and resulted in personnel changes with those responsible within Westsphere's Investor Relations program, but real damage to the market had occurred.

In mid January 2002 the market experienced an upward move to a high of $0.52 on February 1, 2002. On February 6, 2002, Westsphere determined the issuance of an unauthorized e-mail news alert (commonly known as SPAM) dated February 5, 2002 had been distributed extensively, outlining the development of a Company subsidiary E-debit International Inc. As a result the company issued a disclaiming news release. The stock price moved downward to below $0.05 and subsequently the Company announced that an investigation of Westsphere's trading activity was to being implemented.

Our investigation and review to date suggest self serving interests of a small but significant group of shareholders in conjunction with related brokers and firms contributed significantly to the markets volatility. Our review and investigation will continue gathering information related to the market activity, and particularly the initial trading activity which occurred at the commencement of trading after being listed on the OTC BB, with the view that if there is significant evidence of activity that would result in successful litigation pertaining to damage to Westsphere or any of its shareholders an action would be commenced. Westsphere's litigation experience demonstrates its success in such matters and the management of the Company has placed the recovery of Westsphere's stock price in its highest priorities.

In distinct contrast to the Company's stock performance, has been the growth of our core business operation, Vencash Capital Corporation, and the imminent development potential of Westsphere Financial Group Ltd. and TRAC P.O.S. Processing Inc. Without a doubt we are in the right businesses at the right time. While 2001 saw the reversal of fortunes for the entire tech sector the business activities of the recently deregulated non conventional banking industry has been significant and dynamic. We are in the cash flow and asset business and we are growing both every day."

Mr. Mac Donald further stated "even though the equity market has significantly affected our ability to do equity financing and fund through the capital markets, Westsphere has continued to be able to finance its growth based on its asset base and cash flow generation. I am confident that the market will reflect our recent, current and immediate growth results in all our core business operations."

This Report contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and the Company does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 10, 2002

WESTSPHERE ASSET CORPORTION INC.

By:/s/ DOUGLAS MACDONALD
Name: Douglas MacDonald
Title: President